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                                                                     Exhibit 4.6

REGISTERED                                           PRINCIPAL AMOUNT No.:
$
CUSIP No.: _________

                               Equity Inns, Inc.
                     [Designation of Subordinated Security]

         Equity Inns, Inc., a Tennessee corporation (hereinafter called the "Corporation," which term shall include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, upon presentation, the principal sum of__________________________________ DOLLARS on _____________, and to pay
interest on the outstanding principal amount thereon from _____________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on _______ and _________ in each year, commencing _______________, at the rate of __% per annum, until the entire principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Subordinated Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the ________ or ________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Subordinated Security (or one or more Predecessor Subordinated Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of, Make-Whole Amount, if any, on, and interest on this Subordinated Security will be made at the office or agency of the Corporation maintained for that purpose in the City of _______, State of _______, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register kept for the Subordinated Securities pursuant to
Section 305 of the Indenture (the "Security Register") or (ii) transfer to an account of the Person entitled thereto located inside the United States.

         This Subordinated Security is one of a duly authorized issue of securities of the Corporation (herein called the "Subordinated Securities"), issued and to be issued in one or more series under an Indenture, dated as of _________, 200_ (herein called the "Indenture"), between the Corporation and
____________ (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the Subordinated Securities), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Subordinated Securities and of the terms upon which the



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Subordinated Securities are, and are to be, authenticated and delivered. This
Subordinated Security is one of the series designated as the "[designation of Subordinated Securities]," limited in aggregate principal amount to $__________.

         The Subordinated Securities may be redeemed at any time at the option of the Corporation, in whole or in part, upon notice of not more than 60 nor less than 30 days prior to the Redemption Date, at a redemption price equal to the sum of (i) the principal amount of the Subordinated Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Subordinated Securities.

         The following definitions apply with respect to any redemption of the Subordinated Securities of this series at the option of the Corporation:

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Subordinated Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of any interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Subordinated Securities being redeemed or paid.

         "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15
         (519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Corporation.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Subordinated Security and (b) certain restrictive



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covenants and the related defaults and Events of Default applicable to the
Corporation, in each case, upon compliance by the Corporation with certain conditions set forth in the Indenture, which provisions apply to this Subordinated Security.

         If an Event of Default with respect to the Subordinated Securities shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Subordinated Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Subordinated Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Subordinated Securities, the Holders of not less than 25% in principal amount of the Subordinated Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Subordinated Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Subordinated Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Subordinated Securities under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Subordinated Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Subordinated Securities at the time Outstanding, on behalf of the Holders of all Subordinated Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Security shall be conclusive and binding upon such Holder and upon all future Holders of this Subordinated Security and of any Subordinated Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Security.

         No reference herein to the Indenture and no provision of this Subordinated Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Subordinated Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Subordinated Security is registrable in the Security Register, upon surrender of this Subordinated Security for registration of transfer at the office or agency of the Corporation in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on



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this Subordinated Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar for the Subordinated Securities (the "Security Registrar") duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Subordinated Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Subordinated Securities of this series are exchangeable for a like aggregate principal amount of Subordinated Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Subordinated Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Subordinated Security is registered as the owner hereof for all purposes, whether or not this Subordinated Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Holder of this Subordinated Security by the acceptance thereof agrees that the indebtedness evidenced by this Subordinated Security is subordinated in right of payment, to the extent and in the manner provided in Article Sixteen of the Indenture, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of the holders of Senior Debt. The Holder hereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose. "Senior Debt" is defined in the Indenture as the principal of and interest on, or substantially similar payments to be made by the Corporation in respect of, the following, whether outstanding at the date of execution of this Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Corporation for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Corporation evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Corporation as lessee under leases of property either made as part of any sale and lease-back transaction to which the Corporation is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the Corporation's consolidated financial statements, (e) indebtedness, obligations and liabilities of others in respect of which the Corporation is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Corporation has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Corporation to fund any real estate investment or to fund any investment in any entity making such real estate investment; but excluding, however, (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities, or ranks pari passu with the



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Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Corporation to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated and (3) the Subordinated Securities. As used in the preceding sentence the term "purchase-money obligations" shall mean indebtedness or obligations evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest but excluding indebtedness or obligations for which recourse is limited to the property purchased) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but shall not include any trade accounts payable. A distribution may consist of cash, securities or other property.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such or, against any past, present or future shareholder, officer or director, as such, of the Corporation or of any successor, either directly or through the Corporation or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Security by the Holder thereof and as part of the consideration for the issue of the Subordinated Securities.

         All terms used in this Subordinated Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SUBORDINATED SECURITIES, INCLUDING THIS SUBORDINATED SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TENNESSEE.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused "CUSIP" numbers to be printed on the Subordinated Securities as a convenience to the Holders of the Subordinated Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Subordinated Securities, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Subordinated Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal this day of, .

                                       Equity Inns, Inc.


                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------




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Attest:

By:
    --------------------------------------
Name
     -------------------------------------
Title:
       -----------------------------------

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Subordinated Securities of the series designated "[designation of Subordinated Securities]" pursuant to the within-mentioned Indenture.

                                       -----------------------------, as Trustee



                                       By:
                                           -------------------------------------
                                       Authorized Signatory







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                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address including
Zip Code of Assignee)


________________________________________________________ the within Subordinated
Security of Koger Equity, Inc. and _____________________ hereby does irrevocably constitute and appoint


____________________________________________________________Attorney to transfer said Subordinated Security on the books of the within-named Corporation with full power of substitution in the premises.


Dated:
       ----------------------------------------------

       ----------------------------------------------


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Subordinated Security in every particular, without alteration or enlargement or any change whatever.




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